                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                         Date of Report: July 17, 2000

                       (Date of Earliest Event Reported)

                            Alteon WebSystems, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                   000-27247                 77-0429769
 (State of jurisdiction)     (Commission File No.)        (IRS Employer
                                                        Identification No.)



                            50 Great Oaks Boulevard
                              San Jose, CA 95119
             (Address of principal executive offices and zip code)

                                 (408) 360-5500
              Registrant's telephone number, including area code:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         On August 1, 2000, Alteon WebSystems, Inc. filed a Form 8-K to report its acquisition of Pharsalia Technologies, Inc., which was completed on July 17, 2000. Pursuant to Item 7 of Form 8-K, Alteon indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

         (a)  Financial Statements of Business Acquired


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Pharsalia Technologies, Inc.

         We have audited the accompanying balance sheet of Pharsalia Technologies, Inc. as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the period December 3, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharsalia Technologies, Inc. as of December 31, 1999, and the results of its operations and cash flows for the period December 3, 1999 (date of inception) to December 31, 1999, in conformity with generally accepted accounting principles.



/s/ GRANT THORNTON LLP

Atlanta, Georgia
August 8, 2000

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                                 BALANCE SHEET

                               December 31, 1999

                                     ASSETS

CURRENT ASSETS
 Cash                                                                $1,988,978
 Prepaid expenses                                                         3,800
                                                                     ----------

   Total current assets                                               1,992,778

EQUIPMENT (Note A-4)
 Computer equipment                                                      14,692

OTHER ASSETS
 Deposits                                                                 7,600
 Loan costs (Note C)                                                     21,792
                                                                     ----------
                                                                         29,392
                                                                     ----------

                                                                     $2,036,862
                                                                     ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                                    $   42,248
                                                                     ----------

   Total current liabilities                                             42,248

CONVERTIBLE NOTE PAYABLE (Note C)                                     2,000,657

SHAREHOLDERS' EQUITY (Notes B and F-2)
 Common stock, net of stock subscription receivable                          20
 Accumulated deficit                                                     (6,063)
                                                                     ----------
                                                                         (6,043)
                                                                     ----------

                                                                     $2,036,862
                                                                     ==========





The accompanying notes are an integral part of this statement.

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS

              For the period December 3, 1999 (date of inception)
                              to December 31, 1999




Operating expenses
 Travel related                                                         $ 5,004
 Other general and administrative expenses                                  771
                                                                        -------
                                                                          5,775
                                                                        -------

   Operating loss                                                        (5,775)

Other income (expense)
 Interest income                                                            369
 Interest expense                                                          (657)
                                                                        -------
                                                                           (288)
                                                                        -------

   NET LOSS                                                             $(6,063)
                                                                        =======





The accompanying notes are an integral part of this statement.

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the period December 3, 1999 (date of inception)
                             to December  31, 1999



                                           Common Stock          Stock
                                     -----------------------  subscription   Accumulated
                                        Shares     Par Value   receivable      deficit      Total
                                     ------------  ---------  -------------  ------------  --------

Initial issuance of no-par shares         235,000        $24           $(4)      $     -   $    20

Net loss for the period                         -          -             -        (6,063)   (6,063)
                                     ------------  ---------  ------------   -----------   -------

Balance, December 31, 1999                235,000        $24           $(4)      $(6,063)  $(6,043)
                                     ============  =========  ============   ===========   =======




The accompanying notes are an integral part of this statement.

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

              For the period December 3, 1999 (date of inception)
                              to December 31, 1999


Increase in Cash

OPERATING ACTIVITIES
 Net loss                                                            $   (6,063)
 Adjustments to reconcile net loss
  to net cash provided by operating activities:
   Changes in assets and liabilities:
    Prepaid expenses and deposits                                       (11,400)
    Accounts payable                                                     42,248
    Accrued interest expense                                                657
                                                                     ----------

      Net cash provided by operating activities                          25,442

INVESTING ACTIVITIES
 Purchase of equipment                                                  (14,692)
                                                                     ----------

Net cash used in investing activities                                   (14,692)

FINANCING ACTIVITIES
 Proceeds from issuance of capital stock                                     20
 Proceeds from convertible note payable, net of costs                 1,978,208
                                                                     ----------

      Net cash provided by financing activities                       1,978,228
                                                                     ----------

Net increase in cash                                                  1,988,978

Cash, beginning of period                                                     -
                                                                     ----------

Cash, end of period                                                  $1,988,978
                                                                     ==========





The accompanying notes are an integral part of this statement.

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1999


NOTE A - SUMMARY OF ACCOUNTING POLICIES

 A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

 1.  Formation of Company and Nature of Business
     -------------------------------------------

 Pharsalia Technologies, Inc. ("the Company") was formed as Pharsalia Technologies, LLC on December 3, 1999, and converted to its current status as a corporation on December 28, 1999. The Company is an emerging company developing network infrastructure products for the internet market.

 On July 17, 2000, the Company was acquired by Alteon Web Systems, Inc. (see Note F-1).

 2.  Cash Equivalents and Cash Balances
     ----------------------------------

 For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

 4.  Equipment and Depreciation
     --------------------------

 Depreciation and amortization is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation of equipment is calculated using the straight-line method over estimated useful lives of 3 - 5 years. Equipment use was minimal during 1999 and no depreciation expense was recognized.

 5.  Use of Estimates
     ----------------

 In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - Continued

                               December 31, 1999


NOTE B - CAPITAL STOCK

 The Company has authorized 90,000,000 shares of $0.0001 par value common stock and 10,000,000 shares of $0.0001 par value preferred stock. The Board of Directors is authorized, without stockholder approval, to designate terms and rights and issue series of preferred shares at its discretion. At December 31, 1999, the Company had issued 200,000 shares of common stock and held a subscription for 35,000 shares of common stock, all at par value.


NOTE C - CONVERTIBLE NOTE PAYABLE

 On December 30, 1999, the Company issued a 6% convertible promissory note (the "Note") for $2,000,000. Accrued interest at December 31, 1999, was $657. Costs related to obtaining the loan have been capitalized and will be expensed over the life of the loan.

 The Note and accrued interest was converted into 303 shares of Series A Preferred Stock on March 31, 2000 (see Note F-2).


NOTE D - LEASE COMMITMENT

 The Company leases office facilities under an operating lease which calls for monthly payments of approximately $10,951 per month, including fees for furniture and utilities. The lease expires in July, 2001. Minimum lease payments under this agreement will be approximately $87,000 in 2000 and $77,000 in 2001.


NOTE E - INCOME TAXES

 The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, Accounting for Income Taxes (SFAS 109). At December 31, 1999, the Company had insignificant net operating loss carryforwards which have been fully offset by a valuation allowance as the assets do not meet the criteria that it is more likely than not they will be realized. Therefore no tax benefit is realized in the statement of operations.

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - Continued

                               December 31, 1999



NOTE F - SUBSEQUENT EVENTS

 1.  Change in Ownership
     -------------------

 On December 30, 1999, the Company entered into a Memorandum of Understanding ("MOU") with Alteon WebSystems, Inc. ("Alteon") whereby Alteon loaned the Company $2,000,000 under a convertible promissory note (see Note D) and the Company agreed to develop certain software products for Alteon. The MOU included a provision for the Company, its shareholders and Alteon to use their best efforts to develop an Exchange Agreement providing for the common shareholders of the Company to exchange their stock for shares of Alteon. On March 31, 2000, the parties executed an Exchange Agreement at which time the promissory note was converted to 303 shares of Series A Preferred Stock (see Note F-2) and Alteon paid an additional $1,000,000 of capital into the Company. On July 17, 2000, Alteon acquired all of the outstanding stock of the Company.

 In connection with acquisition of the Company, Alteon agreed to purchase additional Preferred Shares for $1,000,000 upon request. Alteon will evaluate further funding requests when they are made.

 2.  Series A Preferred Stock
     ------------------------

 On March 30, 2000, the Board of Directors issued a Certificate of Designation for Series A Preferred Stock. The Series A shares have a stated value of $10,000 per share; are nonvoting; have a cumulative 6% dividend, payable only when and if declared; and are redeemable at the option of the Company at any time after November 1, 2000, at the stated value plus declared and unpaid dividends. As long as any shares of Series A Preferred Stock are outstanding, the Company may not pay or declare dividends on any other stock of the Company, or purchase or redeem any other stock of the Company until all dividends on the Series A Preferred Stock have been paid or declared and set apart. On March 31, 2000, a $2,000,000 convertible promissory note (see Note C) was converted into 303 shares of Series A Preferred Stock.

 3.  Software License Agreement
     --------------------------

 In January, 2000, the Company entered into a non-exclusive, perpetual and royalty-free license agreement for use and modification of certain software. The Company will pay a total of $125,000 to the licensee, an employee of the Company, in four installments of $31,250 during 2000.

                          Pharsalia Technologies, Inc.
                         (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - Continued

                               December 31, 1999


NOTE F - SUBSEQUENT EVENTS   - Continued

 4.  Stock Option Plan
 --  -----------------

 Effective July 7, 2000, the Company adopted the 2000 Equity Incentive Plan ("the Plan") and reserved 250,000 shares of common stock for issuance under the Plan. The Plan provides for the issuance of (i) incentive stock options for employees; (ii) other stock awards for employees, directors and consultants;
 (iii) stock bonus awards; and (iv) stock appreciation rights.

 The Company accounts for the Plan under APB Opinion 25 and related Interpretations. Options currently outstanding become exercisable in one to four years from the grant date and expire 10 years after the grant date. The options are exercisable at not less than the market value of the Company's stock on the date of the grant. Accordingly, no compensation cost has been recognized for the Plan. As of July 17, 2000, the Company had 231,250 employee stock options outstanding, all of which were assumed by the purchaser of the Company's common stock (see Note F-1).

     (b)  Pro Forma Financial Information

         UNAUDITED  PRO FORMA  COMBINED  CONDENSED  FINANCIAL  STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger of Pharsalia Technologies, Inc. (Pharsalia) with Alteon WebSystems, Inc (Alteon), accounted for as a purchase business combination. The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives effect to the merger as if it had occurred at June 30, 2000. The unaudited pro forma condensed combined balance sheet is based on the historical audited condensed balance sheet of Alteon and the unaudited historical condensed balance sheet of Pharsalia at that date.

     The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2000 gives effect to the merger as if it had occurred in December 1999 and is based on the historical results of operations of Alteon for the year ended June 30, 2000 and the results of operations of Pharsalia for the period from December 1999 (inception) to June 30, 2000. The following unaudited pro forma condensed combined financial information, consisting of the unaudited pro forma condensed combined statement of operations, unaudited pro forma condensed combined balance sheet and the accompanying notes, should be read in conjunction with the historical financial statements and related notes in Alteon's Form 10-K, filed on August 15, 2000.

     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Alteon after the merger or the financial position or results of operations of Alteon that would have actually occurred had the merger been effected as of the dates described above. The pro forma adjustments are based on the estimated values of intangible assets acquired.

                           ALTEON WEBSYSTEMS, INC.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 June 30, 2000

                                (In thousands)

                                                                          Alteon      Pharsalia
                                                                        Websystems,  Technologies, Pro Forma          Pro Forma
                       ASSETS                                Notes         Inc.          Inc.      Adjustments        Combined
                                                             -----         ----          ----      -----------        --------
Current assets:
 Cash and equivalents..................................                 $ 154,125        $ 1,614     $       -       $ 155,739
 Short-term investments................................                    78,863              -                        78,863
 Accounts receivable (net).............................                    28,733              -                        28,733
 Inventories...........................................                    15,515              -                        15,515
 Prepaid expenses and other current assets.............       2.4           4,352              -           (32)          4,320
                                                                        ---------        -------     ---------       ---------

     Total current assets..............................                   281,588          1,614           (32)        283,170

Property and equipment, net............................                    17,133            442                        17,575

Investments and other assets...........................       2.4           8,304             69        (3,000)          5,373

Intangible assets:
 Workforce-in-place (net)..............................       2.1               -              -           657             657
 Deferred stock compensation (net).....................       2.1               -              -       168,057         168,057
 In-process research and development...................       2.1               -              -        17,662          17,662
 Goodwill (net)........................................       2.1               -              -        52,351          52,351
                                                                        ---------        -------     ---------       ---------
Total assets...........................................                 $ 307,025        $ 2,125     $ 235,695       $ 544,845
                                                                        =========        =======     =========       =========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable......................................                 $  16,948        $    39     $       -       $  16,987
 Accrued compensation and benefits.....................                     8,059              -             -           8,059
 Other accrued expenses................................                    13,592              -             -          13,592
 Current portion of note payable to bank...............                       815              -             -             815
 Current portion of capital lease obligations..........                        72              -             -              72
 Deferred sales, net...................................                     5,277              -             -           5,277
 Income taxes payable..................................                       470              -             -             470
                                                                        ---------        -------     ---------       ---------
     Total current liabilities.........................                    45,233              -             -          45,272

Note payable to bank...................................                     1,427              -             -           1,427

Sublease deposits......................................                        93              -             -              93
                                                                        ---------        -------     ---------       ---------
     Total liabilities.................................                    46,753             39             -          46,792

Stockholders' equity:
 Common stock..........................................     2.1, 2.2      311,785              1       237,780         549,566
 Preferred stock.......................................       2.4               -          3,032        (3,032)              -
 Notes receivable from stockholders....................                    (4,643)             -                        (4,643)
 Deferred stock compensation...........................                    (5,745)             -                        (5,745)
 Accumulated deficit...................................       2.3         (41,061)             -                       (41,061)
 Deficit accumulated during the development stage......       2.2               -           (947)          947               -
 Accumulated other comprehensive loss..................                       (64)             -                           (64)
                                                                        ---------        -------     ---------       ---------
     Total stockholders' equity........................                   260,272          2,086       235,695         498,053
                                                                        ---------        -------     ---------       ---------
Total liabilities and stockholders' equity.............                 $ 307,025        $ 2,125     $ 235,695       $ 544,845
                                                                        =========        =======     =========       =========

       See notes to pro forma condensed combined financial information.

                            ALTEON WEBSYSTEMS, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           Year Ended June 30, 2000
                     (In thousands, except per share data)


                                                                   Alteon         Pharsalia
                                                                  WebSystem      Technologies       Pro Forma          Pro Forma
                                                       Notes         Inc.            Inc.          Adjustments         Combined
                                                       -----         ---             ---           -----------         --------
Net sales.......................................                  $109,582         $  _           $      _            $109,582
Cost of sales...................................                    40,083            _                                 40,083
                                                                  --------         ------           ----------         --------
Gross profit....................................                    69,499            _                  _              69,499

Operating expenses:
 Sales and marketing............................                    49,291            _                                 49,291
 Research and development.......................                    22,792           833                                23,625
 General and administrative.....................                     7,010           123                                 7,133
 Stock compensation to consultants..............                     7,687            _                                  7,687
 Amortization of intangibles:
  Deferred stock compensation...................         2.3           _              _                21,007           21,007
  Workforce-in-place............................         2.3           _              _                    82               82
  Goodwill......................................         2.3           _              _                 6,544            6,544
                                                                  --------         ------           ----------         --------
      Total operating expenses..................                    86,780           956               27,633          115,369
                                                                  --------         ------           ----------         --------
Loss from operations............................                   (17,281)         (956)             (27,638)         (45,870)

Other income (expense):
 Interest income................................          2.5        8,396            41                  (32)            8,405
 Interest expense...............................          2.5         (355)          (32)                  32              (355)
                                                                  --------         ------           ----------         --------
Income (loss) before income taxes...............                    (9,240)         (947)             (23,633)          (37,820)
Income tax expense..............................                       413            _                                     413
                                                                  --------         ------           ----------         --------
Net loss........................................                  $ (9,653)        $(947)            $(27,633)         $(38,233)
                                                                  --------         ------           ----------         --------
Net loss per common and equivalent share........                  $  (0.32)                                            $  (1.23)
                                                                  --------                                             --------
Common and equivalent shares used in
 computing per share amounts....................                    30,565                                               31,123
                                                                  --------                                             --------

       See notes to pro forma condensed combined financial information.

                           ALTEON  WEBSYSTEMS,  INC.

                  NOTES  TO  UNAUDITED  PRO  FORMA  CONDENSED
                        COMBINED  FINANCIAL  INFORMATION
                           Year Ended June 30, 2000


1. Basis of Presentation

   The pro forma statements give effect to the merger which is accounted for under the purchase method of accounting. The total purchase price of Pharsalia is allocated to the assets acquired and liabilities assumed, based on their estimated fair values. The actual purchase allocation to reflect the fair values of the assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities.

   The pro forma balance sheet at June 30, 2000 gives effect to the merger as if it occurred on June 30, 2000. The pro forma statement of operations for the year ended June 30, 2000 gives effect to the merger as if it had occurred in December 1999. The pro forma statements have been prepared by management of Alteon based on the audited consolidated financial statements of Alteon for the year ended June 30, 2000 and the unaudited financial statements of Pharsalia for the period from December 1999 (inception) to June 30, 2000, adjusted to reflect classifications consistent with the presentation by Alteon. The accounting policies used in the preparation of the pro forma statements are those disclosed in Alteon's audited consolidated financial statements.

   The pro forma statements also are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing these pro forma statements, no adjustments have been made to reflect transactions which have occurred since the dates indicated or to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of Alteon and Pharsalia.

   The following pro forma financial information, consisting of the pro forma statement of operations, pro forma balance sheet and the accompanying notes should be read in conjunction with the historical financial statements and related notes in Alteon's Form 10-K, filed on August 15, 2000.

2. Pro Forma Adjustments and Assumptions

 2.1  The Merger

   For the purposes of the pro forma financial information, the number of Alteon common shares issued in the merger is approximately 1.4 million shares based on an exchange ratio of 1.7304 shares of Alteon common stock for one share of Pharsalia common stock. The fair value of the assumed Pharsalia stock options using the Black-Scholes valuation model is $40.6 million.

   The following represents the allocation for the purchase price paid in the merger over the historical net book values of the acquired assets and assumed liabilities of Pharsalia as of the date of the pro forma balance sheet and is for illustrative purposes only. The allocation of the purchase price is based on the preliminary fair values of the intangible assets acquired. The actual purchase price allocations will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition date.

   Purchase price:

                                                                 (In thousands)
                                                                 --------------
     Fair value of common shares issued........................       197,083
     Fair value of assumed Pharsalia stock options.............        40,584
     Estimated acquisition costs...............................           114
                                                                     --------
     Total purchase price......................................       237,781
                                                                     ========


   Allocation of purchase price:


                                                                 (In thousands)
                                                                 --------------
     Fair value of net assets acquired.........................     $    (946)
     In-process research and development.......................        17,662
     Workforce-in-place........................................           657
     Goodwill..................................................        52,351
     Deferred compensation.....................................       168,057
                                                                    ---------
                                                                    $ 237,781
                                                                    =========


2.2 This adjustment is to eliminate the common stock and shareholders' deficit of Pharsalia Technologies, Inc.

2.3 The pro forma adjustments represent the estimate for goodwill, workforce-in-process and deferred compensation amortization that would have been recorded during the period covered by the pro forma statements of operations, related to the acquisition. The in-process research and development expense has been reflected in the pro forma balance sheet but has not been included in the pro forma statement of operations, as these statements do not give effect to nonrecurring merger costs related to the transaction.

     Amortization for workforce-in-place, deferred compensation and goodwill for the year ended June 30, 2000 is $82, $21,007 and $6,544, respectively. The pro forma adjustments are based on the assumption that the goodwill and other intangibles relating to the merger and the significant acquisitions are amortized on a straight-line basis over four years.

     The impact on the pro forma net loss of these amortizations was a charge of $27.6 million for the year ended June 30, 2000. The actual amortization of intangibles arising from the transaction will take place in periods subsequent to the acquisition.

2.4 This proforma adjustment is to eliminate Alteon's investment in Pharsalia which occurred prior to the merger.

2.5 This proforma adjustment is to eliminate the interest income and expense recorded by Alteon and Pharsalia, respectively, on the convertible debt of Pharsalia held by Alteon prior to its conversion to preferred stock.

3.   Items Not Adjusted

     The pro forma statements do not reflect any operating efficiencies, cost savings and other benefits, or merger related expenses anticipated by Alteon's management as a result of the merger.

4.   Common Shares Outstanding

     The number of pro forma common shares outstanding after giving effect to the transaction are:


                                                                  (In thousands)
                                                                  --------------
     Alteon common shares outstanding at June 30, 2000..........       41,622
     Pharsalia common shares outstanding converted at June 30,
      2000 to Alteon equivalent common shares (1.7304
      exchange ratio)...........................................        1,447
                                                                      -------
     Pro forma common shares outstanding........................       43,069
                                                                      =======


5.   Per Share Information

     The pro forma net loss per common share, basic and diluted, was based on the weighted average number of common shares outstanding for the year ended June 30, 2000 as calculated below:


                                                                  (In thousands)
                                                                  --------------
     Alteon average common shares outstanding...................       30,565
     Pharsalia average shares of common shares outstanding
      converted into equivalent  Alteon common shares
      (1.7304 exchange ratio)...................................          558
                                                                      -------
     Total......................................................       31,123
                                                                      =======


                                   * * * * *
     (c)  Exhibits

     The following exhibits are incorporated by reference to exhibits previously filed with the Commission.

     2.1 Exchange Agreement, dated as of March 31, 2000, by and among Alteon WebSystems, Inc., Pharsalia Technologies, Inc. and Richard A. Howes.

     99.1 Press Release titled "Alteon WebSystems to Acquire Pharsalia Technologies" dated July 20, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Alteon WebSystems, Inc.

Dated:  September 29, 2000                        By:  /s/ James G. Burke
                                                  -----------------------
                                                       James G. Burke
                                                       Chief Financial Officer
                                                       and Secretary

                                 Exhibit Index


EXHIBIT NUMBER       DESCRIPTION
-------------------  -----------------------------------------------------------
*2.1                 Exchange Agreement, dated as of March 31, 2000, by and
                     among Alteon WebSystems, Inc., Pharsalia Technologies, Inc.
                     and Richard A. Howes.

*99.1 Press Release titled "Alteon WebSystems to Acquire Pharsalia Technologies" dated July 20, 2000.

*Previously filed.

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